                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                ENERGY BIOSYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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     previously. Identify the previous filing by registration statement number,
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
                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1999

                            ------------------------

    The Annual Meeting of the Stockholders of Energy BioSystems Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas, on May 26, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect eight directors to serve until the annual stockholders' meeting in 1999 or until their successors have been elected and qualified;

     2. To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares available for grant to 1,200,000 shares, and to eliminate the maximum number of shares that may be issued to any one individual thereunder;

     3. To approve an amendment to the Company's Non-Employee Director Option Plan to (i) increase the number of shares available for grant to 200,000 shares, (ii) increase the number of shares to be granted to directors on their election to the Board to 4,000 shares and (iii) eliminate the provision which prohibits a grant under such plan to any director who has received stock options to purchase such amount in the prior twelve month period;

     4. To approve the issuance in a private placement of Common Stock of the Company (and securities exercisable for such Common Stock) representing 20% or more of the number of issued and outstanding shares of such Common Stock;

     5. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year; and

     6. To act upon such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 19, 1999 are entitled to receive notice of, and to vote at, the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF THE SIZE OF YOUR HOLDINGS OR WHETHER YOU PLAN TO ATTEND THE MEETING. THEREFORE, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ Paul G. Brown, III

                                          Paul G. Brown, III
                                          SECRETARY

April 26, 1999
The Woodlands, Texas

                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Energy BioSystems Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on May 26, 1999 and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at the Company's principal executive offices, 4200 Research Forest Drive, The Woodlands, Texas. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

    Each stockholder of the Company has the unconditional right to revoke his proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Energy BioSystems Corporation, 4200 Research Forest Drive, The Woodlands, Texas 77381. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

    The principal executive offices of the Company are located at 4200 Research Forest Drive, The Woodlands, Texas 77381. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Company's stockholders on or about April 26, 1999.

                               QUORUM AND VOTING

    The number of voting securities of the Company outstanding on April 19, 1999, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting was (i) 2,180,358 shares of common stock, par value $0.01 per share (the "Common Stock"), each share being entitled to one vote, and (ii) 696,400 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Shares of Preferred Stock have voting rights on all matters subject to a vote of the holders of Common Stock on an as-converted basis. As of the record date, the shares of Preferred Stock are entitled to an aggregate of 686,108 votes upon each of the matters to be voted on at the Annual Meeting. The total number of votes that may be cast at the Annual Meeting is 2,866,466.

    The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes which are properly executed and received by the Company prior to or at the Annual Meeting are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

    All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Harris Trust & Savings Bank, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

    The Board of Directors has nominated and urges you to vote for the election of the eight nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all eight nominees unless stockholders specify otherwise in their proxies.

    If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

    The eight nominees for election as directors and certain additional information with respect to each of them, are as follows:

                                                                                            YEAR FIRST
NAME                               AGE             POSITION WITH THE COMPANY            BECAME A DIRECTOR
---------------------------------  ---   ---------------------------------------------  ------------------
William E. Nasser................  59    Chairman of the Board, President and Chief                  1992
                                           Executive Officer

Ramon Lopez......................  65    Director                                                    1994

R. James Comeaux.................  61    Director                                                    1997

Edward B. Lurier.................  68    Director                                                    1991

Thomas E. Messmore, CFA..........  53    Director                                                    1992

Daniel J. Monticello, Ph.D.......  43    Director and Vice President, Research and                   1994
                                           Development

John S. Patton...................  64    Director                                                    1997

William D. Young.................  54    Director                                                    1994

    WILLIAM E. NASSER. Mr. Nasser has served as Chairman of the Board, President and Chief Executive Officer since April 1998 and has been a Director since January 1992. Mr. Nasser formerly served as Chairman of the Board, President and Chief Executive Officer of Petrolite Corporation from 1992 to 1995 and as President of Petrolite from 1988 to 1992. He retired in November 1995 after over 30 years of service. Mr. Nasser currently is a director of Laclede Gas Company. He holds a B.S. degree in Chemical Engineering from the University of Notre Dame and an M.S. degree from the University of Oklahoma.

    RAMON LOPEZ. Mr. Lopez has been a Director since 1994 and served as Chairman of the Board of Directors from April 1997 until April 1998. Mr. Lopez served as Vice President--Safety, Environment and Technology of Shell Oil Company from October 1992 until his retirement in October 1993. He started his career with Shell in 1955 and held senior responsibilities in all areas of petroleum refining and marketing, including positions as Vice President of Manufacturing and Technical and General Manager of the

Western and Eastern Regions for Refining and Marketing. Mr. Lopez holds a B.S. degree in Chemical Engineering from the University of Florida.

    R. JAMES COMEAUX. Mr. Comeaux has been a Director since April 1997. Mr. Comeaux has been President of Petrochemical Management Incorporated since 1993. From 1989 to 1993, Mr. Comeaux served as President and Chief Executive Officer of Arcadian Corporation. He served as Senior Vice President of Fina, Inc. from 1984 to 1989. Prior to joining Fina, Mr. Comeaux spent 17 years at Gulf Oil Corporation. Mr. Comeaux is a director of Ivex Packaging Corporation. Mr. Comeaux received a B.S. degree in Chemical Engineering from Lamar University.

    EDWARD B. LURIER. Mr. Lurier has been a Director since 1991. Since 1984, Mr. Lurier has been the Chairman of the Board of Directors of Gryphon Management Company, Inc. and general partner of Gryphon Financial Partners II, a venture capital firm which he co-founded. Gryphon Financial Partners II is the general partner of Gryphon Ventures II, Limited Partnership, a limited partnership of which Ethyl Corporation is the sole limited partner. Mr. Lurier is a director of IGEN International Inc.

    THOMAS E. MESSMORE, CFA. Mr. Messmore has been a Director since 1992. Mr. Messmore has been Managing Director of Zurich Centre Resources, Ltd., a subsidiary of Zurich Insurance Group, since 1997 and currently serves as a member of the Executive Staff with their parent company Zurich Insurance in Zurich, Switzerland. Previously, Mr. Messmore served as President and Chief Executive Officer of UBS Asset Management (New York), Inc. from 1995 until October 1996. Mr. Messmore served as Senior Vice President of The Travelers Insurance Company from 1984 until his resignation in January 1994. Prior thereto, he served as Senior Vice President and Chief Financial Officer of the Keystone Massachusetts Group, an affiliate of The Travelers Insurance Company. Mr. Messmore received a B.S. degree in Engineering from West Virginia University and an M.B.A. from Harvard Business School.

    DANIEL J. MONTICELLO, PH.D. Dr. Monticello was the Company's first employee. He joined the Company in July 1990 as Vice President, Research and Development and became a Director in 1994. From 1983 to 1990, Dr. Monticello was employed by Miles Laboratories where he served in various capacities in the Biotechnology Products Division, including Manager of Biochemistry Research. Dr. Monticello earned his B.S. degree from the University of Michigan and his M.S. and Ph.D. in Microbiology from Michigan State University. His post-doctoral research at the University of Georgia from 1982 to 1984 concerned the microbial desulfurization of fossil fuels.

    JOHN S. PATTON. Mr. Patton has been a Director since January 1997. Since 1997, he has been the Director of Strategic Planning for Ethyl Corporation. He served as the Director of Investor Relations for Ethyl Corporation from 1989 through 1997. Mr. Patton also serves as chairman of Ethyl Ventures, Inc., a wholly-owned subsidiary of Ethyl Corporation which invests in early-stage development companies. Mr. Patton has served in various positions at Ethyl Corporation since 1974. Mr. Patton joined Sterling Seal Co. in 1957, where he served in various positions until Sterling Seal was acquired by VCA Corporation in 1972 and Ethyl Corporation in 1974. Mr. Patton currently is a regional director of Mellon Bank Corporation. He received a B.A. degree in Economics from Denison University and an M.B.A. from the University of Richmond.

    WILLIAM D. YOUNG. Mr. Young has been a Director since 1994. Mr. Young has been Chief Operating Officer of Genentech, Inc. since March 1997, with responsibility for overseeing Genentech, Inc.'s operations, business development and sales and marketing. Prior to joining Genentech, Inc. in 1980, Mr. Young spent 14 years with Eli Lilly and Company. He received his B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Indiana University. Mr. Young is also a Director of IDEC Pharmaceuticals, Inc. and is a member of the National Academy of Engineering.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

    All directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than fifteen persons. The Board in its discretion and in accordance with such authority has currently fixed its size at eight members. No proxy will be voted for a greater number of persons than the number of nominees named herein.

DIRECTORS' MEETINGS AND COMPENSATION

    During 1998, the Board of Directors met 9 times and took certain additional actions by unanimous written consent in lieu of meetings. During 1998, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors.

    Members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in attending Board of Directors and committee meetings. During 1998, each of Messrs. Comeaux, Lopez, Nasser (prior to being elected CEO & President) and Young received $1,000 for each board meeting attended and Messrs. Comeaux, Lopez and Nasser (prior to being elected CEO) received $500 for each committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for their services as a director.

    Under the Company's Non-Employee Director Option Plan, each nonemployee director (except for directors who received options during the preceding year for more than 571 shares of Common Stock under any other plan or agreement and subject to the right of each eligible nonemployee director to decline such grant) receives an automatic annual grant of non-qualified options to purchase 571 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted.

BOARD COMMITTEES

    The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Executive Committee exercises all the powers of the Board in the management of the business and affairs of the Company, except as limited by Delaware law, when the Board is not in session. The current members of the Executive Committee are Messrs. Comeaux, Lopez, Lurier and Nasser. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Lopez, Lurier and Messmore. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Compensation Committee also administers the Company's Stock Compensation Plan. The current members of the Compensation Committee are Messrs. Lopez, Lurier and Messmore.

    During 1998, the Executive Committee met three times, the Audit Committee did not meet and the Compensation Committee met one time and took certain additional actions by unanimous written consent in lieu of meetings. During 1998, no director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

NAME                               AGE                       POSITION WITH THE COMPANY
---------------------------------  ---   -----------------------------------------------------------------
William E. Nasser................  59    Chairman of the Board, President and Chief Executive Officer

Peter P. Policastro, Ph.D........  45    Executive Vice President and Chief Operating Officer

Daniel J. Monticello, Ph.D.......  43    Vice President, Research and Development

Paul G. Brown, III...............  38    Vice President, Finance and Administration and Chief Financial
                                           Officer

    Information regarding the business experience of Mr. Nasser and Dr. Monticello is set forth above under the heading "Proposal Number 1: Election of Directors--Nominees for Director."

    PETER P. POLICASTRO, PH.D. Dr. Policastro joined the Company as Executive Vice President and Chief Operating Officer in January 1999. Prior to joining the Company, Dr. Policastro was Senior Vice President Research and Development in the Melamine Resins and Derivatives Unit, a division of Borden Chemical, Inc. Dr. Policastro previously served as Senior Vice President of Plastics Manufacturing Company, a division of Sun Coast Industries, Inc., from 1995 to 1998, as Founder and Chief Executive Officer of Med-Genesis, Inc. from 1992 to 1995 and as President of OctaNova Laboratories Corporation from 1989 to 1992. Dr. Policastro holds an A.B. degree in Chemistry from Duke University and earned his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology in 1983.

    PAUL G. BROWN, III. Mr. Brown has served as Vice President, Finance and Administration of the Company since September 1993 and Chief Financial Officer since September 1997. From February 1992 to September 1993, he served as Corporate Controller of the Company. Mr. Brown spent 10 years with Arthur Andersen & Co. from 1982 to 1992, serving most recently as a Tax Manager. Mr. Brown earned his B.S. degree in Accounting from the University of New Orleans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of Ramon Lopez, Edward B. Lurier and Thomas E. Messmore, neither of whom is an officer or employee of the Company. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's stock plans under which grants of stock options and restricted stock may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 1998:

    Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal or corporate goals or milestones and (iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison with peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology and environmental industries with market capitalizations under one billion dollars. Such competitive group does not necessarily include the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (E.G., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals under various research or development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development. For 1998, the Committee included in its evaluation the significant progress made by the Company, including the continuing advancement of the Company's research development under existing research and collaboration agreements.

    Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with market capitalizations under one billion dollars and are not necessarily among the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. No predetermined weights are given to any one of such factors. The base salaries for the executive officers for fiscal 1998 were at the median level in comparison to the Company's peer group companies.

    In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's stock compensation plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above. Because the Company's technology is still in the early stages of development, the Company has granted minimal bonuses to its executive officers.

    All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's stock compensation plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's stock compensation plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options and restricted stock, if any, currently held by the officer, the vesting schedules of any such options or restricted stock and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. For example, Mr. Brown and Dr. Monticello were granted options to acquire an aggregate of 4,856 shares of Common Stock in 1998 in recognition of their continuing contributions to the Company, with vesting contingent on the Company accomplishing specific goals. See "Executive Compensation--Option Grants in Last Fiscal Year."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As of April 9, 1998, William E. Nasser was elected as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Nasser's employment agreement with the Company specifies an initial base annual salary of $200,000. Mr. Nasser's salary remained at $200,000 for 1999, although effective March 16, 1999, Mr. Nasser has elected to defer payment until the financial position of the Company is improved. In setting this initial base salary for Mr. Nasser, the Committee evaluated the compensation package for chief executive officers of peer group companies with similar market capitalizations. The Committee expects that when it reevaluates Mr. Nasser's base salary level in the future, it will consider a variety of factors, including Mr. Nasser's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Mr. Nasser's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

    Mr. Nasser will be eligible to receive such bonuses as may be determined by the Committee. The Committee will retain discretion to determine the amount of any incentive bonus awards to be paid to Mr. Nasser, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Mr. Nasser has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

    In connection with his election as the Company's Chairman of the Board, President and Chief Executive Officer, Mr. Nasser was granted a stock option to purchase 17,856 shares of Common Stock at an exercise price of $17.50 per share, which option grant was negotiated by the Company and Mr. Nasser as part of his employment agreement. The stock option was vested and exercisable on the date of grant with respect to 7,142 shares, with the remaining 10,714 shares vesting at a rate of 893 shares per month. Prior to his election as the Company's Chairman of the Board, President and Chief Executive Officer, Mr. Nasser was granted a fully vested stock option in January 1998 to purchase 7,142 shares of Common Stock at an exercise price of $14.00 per share, and was granted an additional stock option in January 1998 to purchase 7,142 shares of Common Stock at an exercise price of $14.00 per share vesting at a rate of 714 shares for each month in which Mr. Nasser provided consulting services pending the Company's selection of a new Chief Executive Officer to replace Mr. Webb. The Committee expects that Mr. Nasser will participate in the Company's stock compensation plans on the same general terms as other participants in such plans with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Mr. Nasser will be potentially larger than for other employees as a result of his position.

    In 1998, the Company reimbursed Mr. Nasser for commuting, temporary living expenses, meals and other travel related expenses in the amount of $49,378.

    The Company's former President and Chief Executive Officer, John H. Webb, left the Company's employment as of October 1, 1997. Mr. Webb's severance agreement obligated the Company to pay Mr. Webb a lump-sum cash payment of $187,500 on January 15, 1998. Such payment was made. The Company also agreed to continue certain employee benefits for Mr. Webb and his dependents through

October 1998. The Committee also approved the extension of the vesting period of, and the exercisability period for, all of Mr. Webb's outstanding stock options through October 31, 1998 as part of his severance package.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap per executive on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

    The foregoing report is given by the following members of the Compensation
Committee:

                                  RAMON LOPEZ
                                EDWARD B. LURIER
                               THOMAS E. MESSMORE

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's President and Chief Executive Officer and each of the Company's other executive officers as of December 31, 1998 who earned in excess of $100,000 during 1998.

                                                                                LONG-TERM COMPENSATION
                                                        ANNUAL COMPENSATION   --------------------------
                                                                                             SECURITIES
                                                       ---------------------   RESTRICTED    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY      BONUS    STOCK AWARDS   OPTIONS (#)  COMPENSATION(1)
------------------------------------------  ---------  ----------  ---------  -------------  -----------  ----------------
William E. Nasser ........................       1998  $  146,282         --           --        17,856      $   53,378(2)
  President and Chief Executive Officer

Daniel J. Monticello, Ph.D. ..............       1998  $  169,000  $     155           --         1,714      $   12,800
  Vice President, Research and Development       1997  $  161,000  $   1,442           --         1,428      $   12,800
                                                 1996  $  161,000         --           --         1,857      $   13,673

Paul G. Brown, III .......................       1998  $  131,313         --           --         3,142      $   10,005
  Vice President, Finance and                    1997  $  126,600         --           --         2,857      $   10,080
  Administration                                 1996  $  124,203         --           --         2,142      $    9,936

Michael A. Pacheco(3) ....................       1998  $  141,417  $     155           --         2,142      $   11,313
                                                 1997  $   91,564  $     311           --        12,856      $   32,667(4)

------------------------

(1) During each of the three years ended December 31, 1998, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individuals in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table. All amounts listed below represent Company contributions to the Company's Simplified Employee Pension Plan ("SEP") unless otherwise indicated.

(2) Represents (i) $49,378 in reimbursement of expenses incurred for temporary housing and other travel-related expenses while Mr. Nasser commuted to the Company's offices, and (ii) $4,000 in Company contributions to the SEP. Mr. Nasser became a full-time employee in April, 1998.

(3) Mr. Pacheco resigned from the Company effective March 31, 1999. Pursuant to his employment agreement, the Company is obligated to pay his monthly salary of $12,375 and certain benefits until December 31, 1999.

(4) Represents $30,000 in moving expenses and $2,667 in Company contributions to the SEP.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options under the Company's Stock Compensation Plan during 1998 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                           VALUE
                                             PERCENTAGE                              AT ASSUMED ANNUAL
                                  NUMBER      OF TOTAL                                     RATES
                                    OF         OPTIONS                                 OF STOCK PRICE
                                SECURITIES   GRANTED TO                                 APPRECIATION
                                UNDERLYING    EMPLOYEES    EXERCISE                  FOR OPTION TERM(2)
                                  OPTIONS        IN        PRICE PER   EXPIRATION   --------------------
NAME                            GRANTED(1)   FISCAL 1998     SHARE        DATE         5%         10%
------------------------------  -----------  -----------  -----------  -----------  ---------  ---------
William E. Nasser.............      17,856         35.8%   $   17.50     02/08/08   $ 509,075  $ 810,484
Daniel J. Monticello, Ph.D....       1,714          3.4%   $   20.13     01/04/08   $  56,202  $  89,488
Paul G. Brown, III............       1,714          3.4%   $   20.13     01/04/08   $  56,202  $  89,488
                                     1,428          2.9%   $   17.50     01/18/08   $  40,712  $  64,817
Michael A. Pacheco............       2,142          4.3%   $   20.13     01/04/08   $  70,236  $ 111,834

------------------------

(1) No stock appreciation rights ("SARs") or other instruments were granted in tandem with the options reflected in this table.

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table. If the assumed annual rate of stock price appreciation of 5% or 10% per year should occur, the market value per share of Common Stock at the end of the ten-year option term would be (i) $28.51 and $45.39, respectively, for the options granted at $17.50 to Messrs. Nasser and Brown and (ii) $32.79 and $52.21, respectively, for the options granted at $20.13 to Messrs. Brown and Pacheco and Dr. Monticello.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1998
                     AND OPTION VALUES AT DECEMBER 31, 1998

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS HELD AT DECEMBER 31,        OPTIONS HELD AT
                                    SHARES                            1998(#)               DECEMBER 31, 1998(1)($)
                                  ACQUIRED ON     VALUE     ----------------------------  ----------------------------
NAME                              EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  ---------------  -----------  ---------------
William E. Nasser...............          --           --       29,462          2,679             --             --
Daniel J. Monticello, Ph.D......          --           --       33,980          3,804             --             --
Paul G. Brown, III..............          --           --       10,451          5,976             --             --
Michael A. Pacheco..............          --           --        5,246          9,752             --             --

------------------------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1998, was $2.00 based on the average of the high and low prices on the Nasdaq National Market on December 31, 1998.

SIMPLIFIED EMPLOYEE PENSION PLAN

    In April 1992, the Company adopted a Simplified Employee Pension Plan (the "SEP") for all employees. Under the terms of the SEP, employees are eligible to participate after completion of six months of service. The Company has the discretion to determine how much, if anything, it will contribute to the employee's accounts in the SEP each year. Currently, the Company contributes an amount equal to eight percent of the employees' monthly compensation to the SEP. Employees are vested immediately and there is at present no employee contribution. Total expense under the SEP was approximately $262,000 for the year ended December 31, 1998.

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and an index of Peer Group companies for the period beginning December 31, 1993 and ending December 31, 1998. The "Peer Group" is composed of companies in the Nasdaq Pharmaceutical Group Index. The index of Peer Group companies is weighted according to the respective market capitalization of its component companies as of December 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993, and that all dividends were reinvested.

          [Performance graph will be filed via hardcopy with the SEC]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ENERGY BIOSYSTEMS    NASDAQ COMBINED           NASDAQ
 DOLLARS      CORPORATION       COMPOSITE INDEX    PHARMACEUTICAL INDEX
12/31/93                 $100                $100                   $100
12/30/94                   54                  98                     75
12/29/95                   61                 138                    138
12/31/96                   52                 170                    138
12/31/97                   28                 209                    143
12/31/98                    3                 293                    183

    The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as incorporates such comparisons by reference, and shall not otherwise be deemed filed under such acts.

    There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

    In January 1996, the Company entered into an employment agreement with Dr. Daniel J. Monticello providing for an initial annual salary of $161,000, which is to be reviewed no less than annually by the Board of Directors. The agreement expires in April 2002. If Dr. Monticello is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay Dr. Monticello an amount not greater than one year of his salary at the time of termination. Dr. Monticello's current annual salary is $169,000.

    In December 1998, Dr. Peter P. Policastro entered into a three-year employment agreement with the Company as Executive Vice President and Chief Operating Officer, providing for an initial annual salary of $185,000, increasing to $200,000 after six months subject to satisfactory completion of certain milestones. Salary is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than one year of his salary at the time of termination.

    In July 1995, Mr. Brown entered into a five-year employment agreement with the Company providing for an initial annual salary of $119,840, which is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than six months of his salary at the time of termination. Mr. Brown's current annual salary is $133,500.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Lopez, Lurier and Messmore. No member of the Compensation Committee of the Board of Directors of the Company was, during 1998, an officer or employee of the Company, or was formerly an officer of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

    During fiscal 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                               PROPOSAL NUMBER 2:
                APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

    The Board has approved, subject to stockholder approval, an amendment to the Company's 1997 Stock Option Plan (as amended, the "Plan") to (i) increase the number of shares available for issuance thereunder from 14,286 shares to 1,200,000 shares, and (ii) to eliminate the provision contained in Section 5(e) of the Plan limiting the maximum number of shares which may be issued under the Plan to a person in a three year period to 100,000 shares. The Board believes that such amendments are necessary to allow the Board to continue to attract and retain talented employees and consultants.

    When the Plan was originally approved, there were 100,000 shares available for issuance. In December 1998 the stockholders of the Company approved a 1-for-7 reverse stock split. As a result, the number of shares available for issuance was reduced to 14,286. The proposed amendments will afford the Board a sufficient amount of shares to continue providing equity incentives to current and potential employees and consultants. Options to purchase a total of 6,612 shares are granted and outstanding under the Plan, as adjusted for the reverse split.

    The terms of the Plan are summarized below. In addition, the full text of the Plan, as amended, is set forth in Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Plan.

SUMMARY OF THE PLAN

    PURPOSE. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

    EFFECTIVE DATE OF PLAN. The Plan was effective as of January 14, 1997. No Option shall be granted pursuant to the Plan after January 14, 2007.

    ELIGIBILITY. The individuals eligible to receive Incentive Options and Nonqualified Options (together, the "Options") are those key employees and consultants of the Company as the Compensation Committee of the Board of Directors or such other committee that the Board of Directors may designate to administer the Plan (the "Committee") determines from time to time. "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code. "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

    ADMINISTRATION. The Plan provides that the Committee is constituted in such a manner as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to a plan intended to qualify thereunder as a discretionary plan. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. To comply with Section 162(m) of the Code, it is the Company's intent that the Committee shall be constituted solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under
Section 162(m) of the Code. The Committee has complete authority to construe, interpret and administer provisions of the Plan, to determine which persons are to be granted Options, the terms and conditions of Options, and to make all other determinations necessary or deemed advisable in the administration of the Plan.

    RESERVED SHARES. The total number of shares of Common Stock with respect to which Options may be granted under the Plan is 14,286 shares, subject to adjustment as provided in the Plan. In the event the stockholders approve this Proposal Number 2, the maximum number of shares of Common Stock subject to the Plan will be increased to 1,200,000. The shares may be treasury shares or authorized but unissued shares. The Plan presently provides that the maximum number of shares subject to Options which may be issued to any person who is granted an Option under the Plan ("Optionee") during any period of three consecutive years is 100,000 shares. The proposed amendment to the Plan would eliminate this provision.

    TERMS OF OPTIONS. The price at which Common Stock may be purchased under an Option shall be established by the Committee, provided that the price at which Common Stock may be purchased under an Option that is intended to qualify as an Incentive Option shall not be less than 100 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. In the case of any 10 percent holder of Common Stock, the price at which shares of Common Stock may be purchased under an Incentive Option shall not be less than 110 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. The expiration date of an Option shall be established by the Committee, provided that no Incentive Option shall be exercisable after the expiration of 10 years from the date the Incentive Option is granted. In the case of a 10 percent holder of Common Stock, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

    EXERCISE OF OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, (ii) a promissory note or notes, (iii) other shares of the Company's capital stock,
(iv) authorization for the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price or (vi) any combination of the foregoing methods of payment. The Committee will determine the period over which individual Options become exercisable.

    NON-TRANSFERABILITY AND NO RIGHTS AS STOCKHOLDER. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares of Common Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

    If the Company shall be a party to a merger or a similar reorganization after which the Company is not the surviving corporation, or if there is a sale of all or substantially all the Common Stock or a sale of all or substantially all of the assets of the Company, or if the Company is to be liquidated or dissolved (any of which events shall constitute a "Significant Transaction"), then, subject to the provisions hereof, the Committee, in its discretion, may accelerate the vesting of all outstanding Options or take such other action with respect to outstanding Options as it deems appropriate, including, without limitation, canceling such outstanding Options and paying the Optionees an amount equal to the value of such Options, as determined by the Board.

    Notwithstanding the foregoing, if a Significant Transaction shall occur in connection with or following a Change in Control (as defined in the Plan), in connection with which Significant Transaction the holder of any Option that is not fully vested shall not receive, in respect of such Option, a substitute award of stock options containing substantially similar terms to and having an equal or greater fair market value than such Option, then the Committee shall either (i) accelerate the vesting of such Option within a reasonable time prior to the completion of such Significant Transaction (such that the holder of such Option would have the opportunity to participate in the Significant Transaction on the same basis as holders of Common Stock, subject to such holder's exercise of such Option) or (ii) cancel such Option in consideration of the payment to the holder thereof of an amount (in cash) equal to the fair market value of such Option. For purposes of the foregoing, the fair market value attributable to Options shall be determined by the Committee either, at its election, (x) in accordance with the Black-Scholes method (for purposes of which volatility shall be measured over the preceding one year period and the risk-free interest rate shall be the rate of U.S. treasury bills with a maturity corresponding to the remaining term of such Option) or (y) to be an amount equal to the fair market value of the Common Stock subject to such Option less the exercise price thereof and (ii) the fair market value of (A) any Options shall be determined as of the date, either of the Change in Control or of the Significant Transaction, that results in the greater fair market value of such Options, and (B) any substitute award shall be determined as of the date of the Significant Transaction.

    AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of employees eligible to receive Incentive Options, or (iii) decrease the exercise price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

    INCENTIVE OPTIONS. An employee who has been granted an Incentive Option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such Option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of the shares acquired pursuant to an Incentive Option within two years from the date of the grant of such option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

    NONQUALIFIED OPTIONS. Nonqualified Options will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a Nonqualified Option. Upon exercise of a

Nonqualified Option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price, and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount and provided that such amount is not limited by
Section 162(m) of the Code with respect to Options with an exercise price that was less than the fair market value of the Common Stock on the date of grant. However, if the shares received upon the exercise of a Nonqualified Option are transferred to the Optionee subject to certain restrictions, then the taxable income realized by the Optionee, unless the Optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10 percent stockholders by
Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months of the exercise of a Nonqualified Option. Ordinary income realized upon the exercise of a Nonqualified Option is not an adjustment for alternative minimum tax purposes.

    TAX WITHHOLDING. The Company shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee to pay the sum to the Company. The Plan also permits the Committee, in its discretion, to permit the Optionee to satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued on exercise that number of shares having a fair market value equal to the amount required to be withheld.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:
         APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE DIRECTOR OPTION PLAN

    The Board has approved, subject to stockholder approval, an amendment to the Company's Non-Employee Director Option Plan (as amended, the "Director Plan") to
(i) increase the number of shares available for issuance thereunder from 25,000 shares to 200,000 shares, (ii) re-establish the number of shares that will be subject to options automatically upon a director's election or re-election to the Board at 4,000 shares, and (iii) eliminate the provision which prohibits such annual grant to any director who has received stock options to purchase such amount in the prior twelve month period. The Board believes that such amendments are necessary to allow the Board to continue to attract and retain talented individuals to serve on the Company's Board of Directors.

    When the Plan was originally approved, there were 175,000 shares available for issuance. In December 1998, the stockholders of the Company approved a 1-for-7 reverse stock split. As a result, the number of shares available for issuance was reduced to 25,000 shares. The proposed amendment will afford the Board a sufficient amount of shares to continue providing equity incentives to current and potential directors.

    The terms of the Director Plan are summarized below. In addition, the full text of the Director Plan, as amended, is set forth in Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

    The Director Plan is a "formula" plan for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to which options for shares of Common Stock are automatically granted to certain eligible non-employee directors of the Company as of specified dates. No person exercises any discretion with respect to persons eligible to receive formula grants of options under the Director Plan or the amount of formula grants thereunder.

    ELIGIBILITY. Persons who are non-employee directors ("Non-Employee Directors") of the Company are eligible to participate in the Director Plan. Options granted under the Director Plan are transferable only at the death of a Non-Employee Director or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    STOCK SUBJECT TO DIRECTOR PLAN. The maximum number of shares of Common Stock in respect of which options may be granted under the Director Plan as currently in effect is 25,000 shares, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure. In the event that the stockholders approve this Proposal Number 3, the maximum number of shares of Common Stock subject to the Director Plan will be increased to 200,000 shares. Options to purchase a total of 17,143 shares are currently outstanding under the Director Plan, as adjusted for the reverse split.

    OPTION PERIOD. Options granted to Non-Employee Directors under the Director Plan have a term of ten years from the date of grant. The right to exercise options granted to a Non-Employee Director under the Director Plan expires 12 months after the termination, for any reason, of his service as a director of the Company, if earlier than the expiration of the term of the option.

    AMENDMENT. The Board may amend or discontinue the Director Plan, except that (i) no amendment may be made without stockholder approval that would cause the Director Plan to cease to satisfy the requirements of Rule 16b-3 of the Exchange Act or for which such approval is otherwise required by law and (ii) no amendment or termination may be made that would impair an optionee's rights under outstanding options without the optionee's consent, unless required to comply with Rule 16b-3. The Board may not amend provisions in the Director Plan regarding eligibility and automatic grants of options more than once every six months, except to the extent necessary to comply with applicable provisions of the Code or ERISA.

    NON-QUALIFIED OPTIONS. Options issued under the Director Plan constitute non-qualified stock options.

    ANNUAL GRANT OF STOCK OPTIONS. Each Non-Employee Director (except for a Non-Employee Director who received options during the preceding year for more than 571 (as adjusted by the reverse split) shares of Common Stock under any other plan or agreement) receives annually on each July 1 during the life of the Director Plan, non-qualified options to purchase 571 shares of Common Stock. Such number of shares will be proportionately adjusted in the event of a split of or stock dividend on the Common Stock. Options granted under the Director Plan shall have an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted. Non-Employee Directors shall have the right to decline grants of options under the Director Plan by giving notice to the Company prior to the date of grant. The proposed amendment to the Director Plan will reestablish the number of shares subject to the annual grant at 4,000 shares for each Non-Employee Director elected to the Board, and will delete the above-referenced exception for annual grants to directors who have received stock options for such amount in the prior twelve month period.

    CHANGE IN CAPITAL STRUCTURE. Upon a change in the Company's capital structure as a result of a stock split, dividend or recapitalization, the number of shares subject to outstanding options and reserved under the Director Plan and the exercise price of outstanding options shall be appropriately adjusted to reflect the number and class of shares that would have been issuable if such shares had been outstanding immediately prior to such event.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN

    GENERAL. A Non-Employee Director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a Non-Employee Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by a Non-Employee Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). If applicable, one effect of any such postponement would be to measure the amount of the Non-Employee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The Non-Employee Director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

    DEDUCTIBILITY. Upon a Non-Employee Director's exercise of an option granted under the Director Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Non-Employee Director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTOR OPTION PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 4:
                    APPROVAL OF PRIVATE PLACEMENT OF SHARES

    As indicated in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company is in need of additional financing to fund the Company's operations. As of December 31, 1998, the Company had $2,488,000 of working capital and $2,795,000 of cash and cash equivalents. The Company currently estimates that cash on hand together with cash generated from operations will be sufficient to satisfy the Company's cash requirements until June 1999. In order to conserve its capital resources, the Company conducted a reduction in force of 20 persons effective March 31, 1999. The Board of Directors of the Company has considered various means of procuring additional financing and has determined that a private offering of the Company's securities (the "Private Placement") would be in the best interests of the Company. The net proceeds of the Private Placement will be used to fund continuing operations, including sales and marketing, research and development and general working capital purposes.

    The Company has had preliminary discussions with a number of its existing stockholders regarding the Private Placement, which is currently anticipated to consist of up to 7,500,000 shares of the Company's Common Stock and may include warrants (the "Warrants") exercisable for shares of the Company's Common Stock. The Company has engaged SAMCO Capital Markets, Inc. ("SAMCO") of Dallas, Texas as its Placement Agent to assist in the Private Placement. Based upon these initial discussions, the Company and SAMCO believe that there is significant interest in the Private Placement among existing institutional investors as well as potential new investors. The purchase price for the shares of Common Stock sold in the Private Placement will be determined through negotiations between the Company and SAMCO, based upon the demand for the Company's Common Stock and its closing price or prices on the Nasdaq National Market prior to the closing of the Private Placement. Due to the fact that the shares sold in the Private Placement will not be immediately freely tradeable by the purchasers until such time as a registration statement registering such shares is filed and becomes effective under the Securities Act of 1933, as amended, it is anticipated that the shares may be sold at a discount from the closing price or prices of the Company's Common Stock on the Nasdaq National Market prior to closing. The actual amount of such discount is not known at this time, but is not expected to exceed 20%, which is not uncommon for offerings of restricted shares by public companies in similar transactions.

    Pursuant to Rule 4460(i)(1)(D) ("Rule 4460(i)(1)(D)") of the Nasdaq Stock Market, Inc. ("Nasdaq"), the Company is required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance by the Company of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) that equals 20% or more of the Common Stock of the Company outstanding before the issuance of such securities at a price below market value (the "20% Limitation"). On April 15, 1999, the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market was $1.8375 per share. The Company currently expects it would require $15 million to fund operations through 2001. As of the date of this proxy statement, there are 2,180,358 shares of Common Stock outstanding and 686,108 shares of Common Stock issuable upon the conversion of outstanding shares of Series B Preferred Stock. Thus, if the Company closes when subscriptions for 1,000,000 shares have been received, which is the minimum number of shares offered in the Private Placement, the 20% Limitation would be exceeded, based on the market value of the Company's Common Stock as of the date of this Proxy Statement. If the stockholders approve this Proposal Number 4, the Board of Directors of the Company will be authorized to determine (i) the number of shares of Common Stock that will be issued in the Private Placement, even if in excess of 20% or more of the Common Stock outstanding; (ii) the purchase price of such shares of Common Stock and (iii) whether Warrants will be issued in the Private Placement and, if so, the terms and conditions of the Warrants. The stockholders will be requested to approve this proposal by adopting the following resolutions:

    RESOLVED, that this Corporation be authorized to consummate a private placement of its securities (the "Private Placement"), the proceeds of which would be utilized for sales and marketing, research and development and working capital and general corporate purposes (including the expenses of the Private Placement), and that in connection therewith this Corporation is hereby authorized to issue shares of its Common Stock, $.01 par value (the "Common Stock"), and securities exercisable for Common Stock, that together equal 20% or more of the Common Stock outstanding prior to the issuance thereof; and it is further

    RESOLVED, that the Board of Directors of this Corporation (and/or an appropriate committee thereof) is hereby authorized to determine the terms and conditions of the Private Placement, including without limitation, (i) the number of shares of Common Stock that will be issued in the Private Placement (which may exceed 20% or more of the Common Stock outstanding and securities exercisable for Common Stock) (ii) the purchase price of such shares of Common Stock and (iii) whether Warrants will be issued in the Private Placement, and if so, the terms and conditions of the Warrants issued in the Private Placement.

    The Board of Directors of the Company has decided to seek stockholder approval of the Private Placement in order to avoid a possible conflict with Rule 4460(i)(1)(D), which conflict could result in the removal of the Company's Common Stock from inclusion on the Nasdaq National Market. In the event the Company fails to obtain approval by the stockholders for the Private Placement, the Company will be required to seek alternative means of financing. Such financing would likely be in the form of short term bridge loans. There can be no assurance that such financing can be obtained on a timely basis on commercially reasonable terms, or at all. Further, even if such short term loans were obtained, the Company would be required within a short time thereafter to seek additional financing to repay such loans and to finance its operations. There can be no assurance that such additional financing could be obtained and that the Company would not again be required to seek stockholder approval for such financing.

    The Company's Common Stock is quoted on the Nasdaq National Market. In order to maintain quotation of the Common Stock on the Nasdaq National Market, the Company must maintain certain asset, capitalization or income tests and stock price tests. Among other requirements, the Company must maintain either (i) net tangible assets in excess of $4.0 million and a bid price of at least $1.00 per share, or (ii) a market capitalization of at least $50.0 million or total assets and total revenues of $50.0 million each, and a bid price of at least $5.00 per share. While the Company currently satisfies the Nasdaq National Market Listing and Maintenance Standards, if the Company is unable to obtain additional financing either through the Private Placement or otherwise, the Company may fail to meet the maintenance criteria in the future, which may result in the Common Stock no longer being eligible for quotation on the Nasdaq National Market. If the Common Stock is delisted from quotation on the Nasdaq National Market, then there would be material adverse consequences for the Company, its results of operations and its financial condition. These consequences include, but are not limited to:

    - limited availability of market quotations for the Company's Common Stock;

    - limited news and analyst coverage of the Company;

    - adverse affect on the trading market for and market price of the Company's Common Stock; and

    - adverse affect on the Company's ability to issue additional securities or secure additional financing in the future.

    If the Company's Common Stock is no longer eligible for quotation on Nasdaq, then trading, if any, of the Common Stock would thereafter be conducted in the over-the-counter market. As a result of Nasdaq delisting, it would likely be more difficult for stockholders to dispose of or to obtain accurate quotations as to the market value of their Common Stock. Furthermore, the regulations of the Commission promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), require additional disclosure relating to the market for penny stocks. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. A disclosure schedule explaining the penny stock market and the risks associated with such securities is required to be delivered to a purchaser and various sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than to established customers and accredited investors (generally institutional investors). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

    The Company believes that notwithstanding the consummation of the Private Placement, it will be required to seek additional financing in the future to fund its operations and to continue to develop its products. If the minimum amount proposed to be offered is sold, the Company anticipates that it cash requirements should be satisfied through November 1999. Should additional shares be sold, such cash requirement should be satisfied for a longer period.

CAPITALIZATION

    The following table sets forth the short-term debt and the total capitalization of the Company (i) as of March 31, 1999, (ii) pro forma to give effect to the sale of the minimum and maximum number of shares of Common Stock in the Private Placement at an assumed offering price of $2.00 per share and the application of the estimated net proceeds therefrom, after deducting offering expenses estimated at $600,000. The table should be read in conjunction with the financial statements, including the notes thereto, attached to the Company's report on Form 10-K for 1998 enclosed with this Proxy Statement.

                                                               MARCH 31, 1999
                                                  -----------------------------------------
                                                                       PRO FORMA(1)
                                                               ----------------------------
                                                                 OFFERING        MAXIMUM
                                                                  MINIMUM       OFFERING
                                                                (1,000,000     (7,500,000
                                                    ACTUAL        SHARES)        SHARES)
                                                  -----------  -------------  -------------
Short-term debt, including current portion of
  capital lease obligations.....................  $    96,522   $    96,522    $    96,522
Long-term debt, including capital lease
  obligations...................................           --            --             --
Stockholders' equity:
Preferred Stock--$.001 par value, 760,000 shares
  authorized 696,400 shares issued and
  outstanding...................................   34,842,604    34,842,604     34,842,604
Common Stock, $.001 par value; 30,000,000 shares
  authorized; 2,180,358 shares issued and
  outstanding, actual; 3,180,358 shares issued
  and outstanding, pro forma, assuming the
  minimum number of shares; 9,680,358 shares
  issued and outstanding, pro forma assuming the
  maximum number of shares......................       21,804        31,804         96,804
Additional paid-in capital......................   38,425,108    39,815,108     52,750,108
Accumulated deficit.............................  (69,460,138)  (69,460,138)   (69,460,138)
Receivable from shareholder.....................           --            --             --
Total stockholders' equity......................    3,829,378     5,229,378     18,229,378
Total capitalization............................  $ 3,925,900   $ 5,325,900    $18,325,900

------------------------

(1) The pro forma balance sheet data as of March 31, 1999, give effect to the issuance of 1,000,000 and 7,500,000 shares of Common Stock, respectively, which is the minimum and maximum number of shares of Common Stock that may be issued pursuant to the Private Placement, and the receipt of the net proceeds therefrom.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Certain directors and executive officers of the Company have expressed a preliminary interest in purchasing securities in the Private Placement. Such directors and executive officers will not make a decision regarding investing in the Private Placement until the terms of the Private Placement have been finalized. Should such directors and executive officers choose to invest in the Private Placement, their investment would be on the same terms and conditions as are available to other investors in the Private Placement.

DILUTIVE EFFECT OF PRIVATE PLACEMENT ON SERIES B PREFERRED STOCK

    Holders of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") have the right to convert their shares of Preferred Stock into shares of the Company's Common Stock based upon a formula as set forth in the Company's Certificate of the Powers, Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the "Certificate of Designations") filed as part of the Company's Certificate of Incorporation. Prior to the completion of the proposed Private Placement, the 696,400 shares of Preferred Stock outstanding would convert into an aggregate of 686,108 shares of Common Stock, as adjusted for the Company's 1-for-7 reverse split of Common Stock effected in December 1998. Assuming the sale of all 7.5 million shares of Common Stock contemplated under the Private Placement at a price of $2.00 per share, the aggregate number of shares of Common Stock issuable upon conversion of Preferred Stock would increase by 1,563,242 shares to an aggregate of 2,249,350 shares. In the event that the minimum number of shares contemplated under the Private Placement are sold at a price of $2.00 per share, the number of shares of Common Stock that would be issuable upon conversion of the Preferred Stock would increase by 226,806 shares to an aggregate of 912,914 shares.

    The adoption of the proposal to approve the issuance by the Company in a private placement of a number of shares of Common Stock in excess of the 20% Limitation, requires the approval by affirmative vote of not less than a majority of the votes present in person or by proxy at the Annual Meeting, provided that a quorum is present at the Annual Meeting. An abstention or a broker non-vote will have no effect on the vote on the proposal provided that a quorum is present at the Annual Meeting. Unless otherwise specified, all proxies received will be voted in favor of Proposal Number 4.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF COMMON STOCK AND WARRANTS EXERCISABLE FOR COMMON STOCK IN A PRIVATE PLACEMENT IN EXCESS OF 20% OF THE OUTSTANDING NUMBER OF SHARES OF COMMON STOCK, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 5:
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1999, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 26, 1999, certain information with respect to the shares of Common Stock and Series B Preferred Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock or the Series B Preferred Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                                                         AMOUNT AND NATURE
                                                          AMOUNT AND NATURE                OF BENEFICIAL
                                                            OF BENEFICIAL                   OWNERSHIP OF
                                                             OWNERSHIP OF      PERCENT        SERIES B        PERCENT
NAME OF BENEFICIAL OWNER                                   COMMON STOCK(1)    OF CLASS   PREFERRED STOCK(1)  OF CLASS
--------------------------------------------------------  ------------------  ---------  ------------------  ---------
Zesiger Capital Group LLC ..............................       417,696(2)         17.9%         160,100          23.0%
  320 Park Avenue, 30th Floor
  New York, New York 10022
Gryphon Ventures II, Limited Partnership ...............       305,154(3)         14.0%              --             --
  222 Berkeley Street, Suite 1600
  Boston, Massachusetts 02116
Ethyl Corporation ......................................       300,995(4)         12.9%         160,000          22.9%
  300 South Fourth Street
  Richmond, Virginia 23217
Pecks Management Partners Ltd. .........................       206,521(5)          8.8%         175,000          24.9%
  One Rockefeller Plaza, Suite 900
  New York, New York 10020
General Motors Employees ...............................       145,582(6)          6.3%         135,000          19.2%
  Domestic Group Trust
  c/o Pecks Management
  One Rockefeller Plaza
  New York, New York 10020
Farmers Insurance Group of Companies ...................        82,723(7)          3.7%          80,000          11.5%
  4680 Wilshire Boulevard
  Los Angeles, California 90010
Keystone, Inc. .........................................        65,286(8)          2.9%          40,000           5.7%
  c/o Alex.Brown & Sons Incorporated
  200 Crescent Court, Suite 500
  Dallas, Texas 75201
William E. Nasser ......................................        40,312(9)          1.2%              --             --
Ramon Lopez ............................................         9,250(10)        *                  --             --
R. James Comeaux .......................................         7,569(11)        *                  --             --
Edward B. Lurier .......................................       312,581(12)        14.3%              --             --
Thomas E. Messmore .....................................         9,285(13)        *                  --             --
Peter Policastro .......................................         7,145(14)        *
Daniel J. Monticello, Ph.D. ............................        38,498(15)         1.5%              --             --
William D. Young .......................................         6,571(16)        *                  --             --
John S. Patton .........................................         1,143(17)        *                  --             --
Paul G. Brown, III .....................................        11,372(18)        *                  --             --
Michael A. Pacheco .....................................         6,031(19)        *
All directors and executive officers as a group
  (11 persons) .........................................       449,757(20)        17.9%              --             --

--------------------------

  * Represents less than 1% of the class.

 (1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder.

 (2) Based upon information provided in a Schedule 13G/A filed on January 21, 1999. Includes 157,7331 shares issuable upon conversion of Series B Preferred Stock.

 (3) Based upon information provided in a Schedule 13G/A filed on January 21, 1999.

 (4) Based upon information provided in a Schedule 13D filed by Ethyl with the Securities and Exchange Commission on November 7, 1994, as amended. Includes 157,635 shares issuable upon conversion of Series B Preferred Stock owned by Ethyl Corporation ("Ethyl"). Excludes 305,154 shares of Common Stock beneficially owned by Gryphon Ventures II, Limited Partnership ("Gryphon"), a limited partnership of which a wholly-owned subsidiary of Ethyl is the sole limited partner, and as to which Ethyl has no voting or dispositive power.

 (5) Includes 172,413 shares of Common Stock issuable upon conversion of Series B Preferred Stock and 145,582 shares of Common Stock held on behalf of General Motors Domestic Group Trust, and Pecks disclaims beneficial ownership of these shares.

 (6) Includes 133,004 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

 (7) Includes 78,817 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

 (8) Includes 39,408 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

 (9) Includes 36,027 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (10) Includes 9,250 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (11) Includes 4,142 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (12) Includes 305,154 shares of Common Stock held by Gryphon, which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon. Includes 1,714 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (13) Includes 2,857 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (14) Includes 7,145 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (15) Includes 37,784 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (16) Includes 6,571 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (17) Includes 1,143 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (18) Includes 10,872 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (19) Includes 6,031 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999.

 (20) Includes an aggregate of 123,536 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1999. Includes 305,154 shares of Common Stock held by Gryphon which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon.

                         COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Company with copies of all such forms that they file.

    To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                           PROPOSALS OF STOCKHOLDERS

    Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 31, 1999, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL G. BROWN, III, VICE PRESIDENT OF FINANCE AND ADMINISTRATION, ENERGY BIOSYSTEMS CORPORATION, 4200 RESEARCH FOREST DRIVE, THE WOODLANDS, TEXAS 77381.

                                 OTHER MATTERS

    The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees, and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock and Preferred Stock. The Company has retained Corporate Communications Center, Inc. ("Corporate Communications") to assist in the solicitation of proxies and will pay approximately $800 for certain brokerage searches and proxy solicitations performed by Corporate Communications. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Corporate Communications may solicit proxies by fax, telex, telephone and personal interview.

                                          By Order of the Board of Directors

                                          /s/ Paul G. Brown, III

                                          Paul G. Brown, III
                                          VICE PRESIDENT, FINANCE AND
                                          ADMINISTRATION

April 26, 1999
The Woodlands, Texas

                                                                       EXHIBIT A

                         ENERGY BIOSYSTEMS CORPORATION
                             1997 STOCK OPTION PLAN
                                  (AS AMENDED)

    1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under this Plan may be incentive stock options (as defined under Section 422 of the Code) or nonqualified stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. No Incentive Stock Options may be granted under this Plan unless this Plan has been approved by the stockholders of the Company.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees, as applicable, that is administering the Plan pursuant to Section 4 of the Plan.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

        (e) "COMPANY" means Energy BioSystems Corporation, a Delaware corporation.

        (f) "CONSULTANT" means any consultant or advisor to the Company or any Parent or Subsidiary.

        (g) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or
    (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

        (h) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (j) "FAIR MARKET VALUE" means, as of any date, the value of Stock determined as follows:

            (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Stock is quoted on The Nasdaq Stock Market (but not on The Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Stock; or

           (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (k) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (l) "NONQUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (m) "OPTION" means a stock option granted pursuant to the Plan.

        (n) "OPTIONED STOCK" means the Stock subject to an Option.

        (o) "OPTIONEE" means an Employee or Consultant who receives an Option.

        (p) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (q) "PLAN" means this 1997 Stock Option Plan.

        (r) "SHARE" means a share of the Stock, as adjusted in accordance with
    Section 12 of the Plan.

        (s) "STOCK" means the Common Stock, par value $.01 per share, of the Company;

        (t) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be optioned and sold under the Plan is 1,200,000 shares. The shares may be authorized, but unissued, or reacquired Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Notwithstanding the foregoing, the Plan shall not be administered by the Board if (a) the Company and its officers and directors are then subject to the requirements of Section 16 of the Exchange Act and (b) the Board's administration of the Plan would prevent the Plan from complying with Rule 16b-3.

           (ii) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

           (iii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER
       EMPLOYEES. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of corporate and securities laws applicable to the Company and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value of the Stock, in accordance with Section 2(j) of the Plan;

            (ii) to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

           (iii) to determine whether and to what extent Options are granted hereunder;

            (iv) to determine the number of shares of Stock to be covered by each such award granted hereunder;

            (v) to approve forms of agreement for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the per share exercise price for the Shares to be issued pursuant to the exercise of an Option and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

           (vii) to determine whether and under what circumstances an Option may be bought-out for cash under subsection 9(f);

          (viii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

            (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Option shall have declined since the date the Option was granted.

        (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options. Neither the Board, the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law.

    5.  ELIGIBILITY.

        (a) Nonqualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options.

        (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause, unless otherwise agreed in writing by the Company and such Optionee.

    6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until January 14, 2007, unless extended by the Board or sooner terminated under Section 14 of the Plan. No grants of Options will be made pursuant to the Plan after January 14, 2007.

    7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

    8.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, provided that, in the case of an Incentive Stock Option:

            (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (ii) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
    (2) check, (3) promissory note, (4) other shares of the Company's capital stock which (x) in the case of shares of the Company's capital stock acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

    9.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised, and the Optionee deemed to be a stockholder of the Shares being purchased upon exercise, when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's relationship as a Consultant (unless such termination is for purposes of becoming an Employee of the Company) or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90)
    days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's relationship as a Consultant or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee's estate (or such other person who acquired the right to exercise the Option) does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (e) RULE 16B-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        (f) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    11. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

    All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

        (a) the election must be made on or prior to the applicable Tax Date;

        (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

        (c) all elections shall be subject to the consent or disapproval of the Administrator; and

        (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

    If the Company shall be a party to a merger or a similar reorganization after which the Company is not the surviving corporation, or if there is a sale of all or substantially all the Common Stock or a sale of all or substantially all of the assets of the Company, or if the Company is to be liquidated or dissolved (any of which events shall constitute a "Significant Transaction"), then, subject to the provisions hereof, the Administrator, in its discretion, may accelerate the vesting of all outstanding Options or take such other action with respect to outstanding Options as it deems appropriate, including, without limitation, canceling such outstanding Options and paying the Optionees an amount equal to the value of such Options, as determined by the Board.

    Notwithstanding the foregoing, if a Significant Transaction shall occur in connection with or following a Change in Control (as defined below), in connection with which Significant Transaction the holder of any Option that is not fully vested shall not receive, in respect of such Option, a substitute award of stock options containing substantially similar terms to and having an equal or greater fair market value than such Option, then the Administrator shall either (i) accelerate the vesting of such Option within a reasonable time prior to the completion of such Significant Transaction (such that the holder of such Option would have the opportunity to participate in the Significant Transaction on the same basis as holders of Stock, subject to such holder's exercise of such Option) or (ii) cancel such Option in consideration of the payment to the holder thereof of an amount (in cash) equal to the fair market value of such Option. For purposes of the foregoing, the fair market value attributable to Options shall be determined by the Administrator either, at its election, (x) in accordance with the Black-Scholes method (for purposes of which volatility shall be measured over the preceding one year period and the risk-free interest rate shall be the rate of U.S. treasury bills with a maturity corresponding to the remaining term of such Option) or (y) to be an amount equal to the fair market value of the Stock subject to such Option less the exercise price thereof and (ii) the fair market value of (A) any Options shall be determined as of the date, either of the Change in Control or of the Significant Transaction, that results in the greater fair market value of such Options, and
(B) any substitute award shall be determined as of the date of the Significant Transaction. A "Change in Control" shall be deemed to occur if:

        (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become (directly or indirectly) the beneficial owner (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of EBC entitled to vote generally in the election of directors ("Voting Power"); or

        (ii) EBC's stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of EBC's assets or a plan of liquidation or dissolution of EBC, other than (A) a merger or consolidation in which the voting securities of EBC outstanding immediately prior thereto will become (by operation of law), or are to be converted into voting securities of the surviving corporation or its parent corporation that, immediately after such merger or consolidation, (x) are owned by the same person or entity or persons or entities that owned the voting securities of EBC immediately prior thereto and (y) possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of EBC (or similar transaction) in which no person acquires more than 50% of the Voting Power.

    Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

    13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    14.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the applicable requirements of The Nasdaq Stock Market or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    17. AGREEMENTS. Options shall be evidenced by written agreements ("Option Agreement') in such form as the applicable Administrator shall approve from time to time.

    18. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are generally provided to all stockholders of the Company. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure their access to equivalent information.

    19. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                                                                       EXHIBIT B

                         ENERGY BIOSYSTEMS CORPORATION
                       NON-EMPLOYEE DIRECTOR OPTION PLAN
                                  (AS AMENDED)

    SECTION 1.  PURPOSE; DEFINITIONS.

    (a) The purpose of the Plan is to provide compensation to Non-Employee Directors in the form of Stock Options.

    (b) For purposes of the Plan, the following terms are defined as set forth below:

        "BOARD" means the Board of Directors of the Company.

        "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

        "COMPANY" means Energy BioSystems Corporation, a Delaware corporation.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        "FAIR MARKET VALUE" means as of any given date, the mean between the highest and lowest sales prices of the Common Stock reported by The Nasdaq National Market on such date or, if the Common Stock is listed on a national securities exchange, reported on the stock exchange composite tape on such date; or, in either case, if there are no reported sales on such date, on the last day immediately preceding such date on which sales were reported. If the Common Stock is traded over the counter, Fair Market Value shall mean the average of the reported high and low or closing bid and asked prices of the Common Stock on the most recent date on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

        "NON-EMPLOYEE DIRECTOR" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

        "PARTICIPANT" means a Non-Employee Director who is granted a Stock Option hereunder.

        "PLAN" means the Energy BioSystems Corporation Non-Employee Director Option Plan as set forth herein and as hereinafter amended from time to time.

        "STOCK OPTION" means a non-qualified option to purchase shares of Common Stock.

        "TERMINATION OF DIRECTORSHIP" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

    SECTION 2.  OPTION AGREEMENTS.

    Each Stock Option shall be evidenced by a written agreement in substantially the form attached to the Plan.

    SECTION 3.  STOCK SUBJECT TO PLAN.

    Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect shall be 200,000. The shares of Common Stock shall be presently authorized but unissued shares or shares subsequently acquired by the Company

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
and shall include shares representing the unexercised portion of any Stock Option granted under the Plan which expires or terminates without being exercised in full.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock (a "recapitalization"), the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Board and the number and option exercise price of shares of Common Stock subject to outstanding Stock Options shall be adjusted so that each such Stock Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such capitalization, if, immediately prior to the recapitalization, the optionee had been the record holder of the number of shares of Common Stock then covered by such Stock Option; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

    SECTION 4.  ELIGIBILITY.

    Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

    SECTION 5.  STOCK OPTIONS.

    (a) Commencing on July 1, 1994, and on each subsequent July 1 during the term of this Plan, each Non-Employee Director shall automatically be granted Stock Options on such July 1 to purchase 4,000 shares of Common Stock.

    The selection of the Non-Employee Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as provided herein, and the Board shall have no discretion as to such matters.

    (b) In the event of any stock split or stock dividend the number of shares of Common Stock to be granted on any date thereafter shall be adjusted by multiplying the applicable grant number in paragraph (a) above by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such stock split or stock dividend, and the denominator of which is the number of such shares of Common Stock outstanding immediately prior to such event.

    (c) In the event that the number of shares of Common Stock available for a future grant under the Plan is insufficient to make all automatic grants required to be made on the given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares of Common Stock available for grant under the Plan.

    (d) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

        (i) Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, subject to earlier termination as provided herein.

        (ii) Option Price. The exercise price of each Stock Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment pursuant to Section 3.

       (iii) Exercisability. All Stock Options shall be exercisable in full immediately upon the date of grant.

        (iv) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be

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
    purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as may be acceptable to the Company. Payment in full or in part may also be made (1) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Stock Option is being exercised and by paying any remaining amount of the option purchase price as first provided above (however, the Board may, upon confirming that such person owns the number of additional shares of Common Stock being tendered, authorize the issuance of a new certificate for the number of shares of Common Stock being acquired pursuant to the exercise of the Stock Option less the number of shares of Common Stock being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares of Common Stock being tendered upon the exercise) or (2) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event such person chooses to pay the option purchase price as provided above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

        No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding Common Stock (including the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, had paid in full for such shares and has given the representation described in Section 7(a), if applicable.

        (v) Non-transferability of Stock Options. Except as provided below, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Stock Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

        All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement, or by any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        (vi) Termination of Directorship. Upon a Participant's Termination of Directorship, any Stock Option then held by such Participant (or family transferee) may thereafter be exercised for a period of 12 months from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (e) Any Non-Employee Director shall have the right to elect (i) to decline the grant of a Stock Option under the Plan or (ii) to revoke a previous election to decline the grant of a Stock Option under the Plan, in either event at any time prior to the date such Stock Option would otherwise be granted. A Non-Employee Director who has elected to decline the grant of a Stock Option under the Plan shall not be entitled to any compensation in lieu of such Stock Option.

    SECTION 6.  TERM, AMENDMENT AND TERMINATION.

    (a) The Plan will terminate on December 31, 2004. Under the Plan, Stock Options outstanding as of December 31, 2004 shall not be affected or impaired by the termination of the Plan.

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
    (b) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 promulgated under the Exchange Act, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, and the provisions of Section 5 of the Plan not be materially amended more often than once every six months except to comport with changes in ERISA or the Internal Revenue Code of 1986, as amended.

    SECTION 7.  GENERAL PROVISIONS.

    (a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

    (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

    (c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 8.  EFFECTIVE DATE OF PLAN.

    The Plan was adopted by the Compensation Committee of the Board at its meeting on July 1, 1994 and ratified by the Board at its meeting on April 28, 1995, subject to approval by the stockholders of the Company. Stock Options granted pursuant to this Plan may not be exercised prior to such stockholder approval being obtained. If such approval is not obtained prior to July 1, 1995, all Stock Options then outstanding under the Plan shall be automatically canceled.

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
                                     PROXY
                         ENERGY BIOSYSTEMS CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 26, 1999

   The undersigned hereby constitutes and appoints William E. Nasser and Paul G. Brown III, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Energy BioSystems Corporation to be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas on Wednesday, May 26, 1999, at 10:00 a.m., central daylight time, and any adjournment(s) thereof, with all powers the undersigned would posses if personally present and to vote there at, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS   / / FOR, except vote       / / WITHHOLD AUTHORITY
                                withheld from the          to vote for election
                                following nominee(s):      of directors

   Election of Directors, Nominees: William E. Nasser, Ramon Lopez, R. James Comeaux, Edward B. Lurier, Thomas E. Messmore, Daniel J. Monticello, Ph.D., John
S. Patton, and William D. Young.
--------------------------------------------------------------------------------
2. Approval of amendment to 1997 Stock Option Plan (as described more fully in the enclosed proxy statement).
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. Approval of amendment to Non-Employee Director Option Plan (as described more fully in the enclosed proxy statement).
            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Approval of Private Placement of securities (as described more fully in the enclosed proxy statement).
            / /  FOR            / /  AGAINST            / /  ABSTAIN
5. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
   EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS CARD. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. ALL PRIOR PROXIES ARE HEREBY REVOKED.
                                             Dated: _____________________ , 1999
                                             ___________________________________

                                                        Signature(s)
                                             ___________________________________

                                                        Signature(s)

                                             NOTE: Please sign exactly as name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.

                                             Change of address:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________